UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-10962

DELAWARE	95-3797580
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, CA 92008-7328

(Address of principal executive offices)      (Zip Code)

(760) 931-1771

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2014, the Company’s shareholders approved three proposals at the Annual Meeting. Of the 77,394,180 shares of the Company’s Common Stock outstanding as of the record date, 68,568,820 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

Name of Candidate	Shares Voted
	For	Authority Withheld	Broker Non-Votes
Oliver G. (Chip) Brewer III	57,009,967	709,233	10,849,620
Ronald S. Beard	56,983,155	736,045	10,849,620
Samuel H. Armacost	56,956,244	762,956	10,849,620
John C. Cushman, III	56,985,711	733,489	10,849,620
John F. Lundgren	57,199,102	520,098	10,849,620
Adebayo O. Ogunlesi	57,190,397	528,803	10,849,620
Richard L. Rosenfield	56,986,022	733,178	10,849,620
Anthony S. Thornley	57,218,931	500,269	10,849,620

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions
67,916,677	593,010	59,133

Proposal 3: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
56,811,017	821,620	86,563	10,849,620

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 19, 2014	By:	/S/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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